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                                                                   Exhibit 10.21


           CONSULTING AGREEMENT, GENERAL RELEASE AND WAIVER OF CLAIMS

             MICRUS ADVISES YOU TO CONSULT WITH AN ATTORNEY BEFORE
           YOU SIGN THIS AGREEMENT AS IT CONTAINS A RELEASE AND WAIVER
                        OF ALL KNOWN AND UNKNOWN CLAIMS

      I, Herbert H. Mertens, for and in consideration of the benefits described below, which benefits I agree I would not otherwise be entitled to receive, understand and agree to the terms of this Consulting Agreement, General Release and Waiver of Claims (the "Agreement") between me and Micrus Corporation ("Micrus" or the "Company"), as set forth herein:

1. TERMINATION OF EMPLOYMENT. I understand that my last day of work with Micrus is November 9, 2004, and that after this date, I have no further duties to perform for or authority to act on Micrus's behalf except as described in this Agreement. This date shall be considered as my termination date (the "Termination Date") for all purposes referenced in this Agreement, including the date my employment with Micrus is terminated. Accordingly, I understand that as of my Termination Date, I will no longer be eligible to participate in Micrus's incentive plan programs, bonus programs, option plans, retirement or 401(k) plans and I can no longer accrue vacation or PTO benefits.

2. CONSIDERATION: In consideration for the promises I have made herein, Micrus agrees as follows:

   (a) CONSULTING ARRANGEMENT. Micrus agrees to retain me as a consultant for a period of four (4) months following the effective date of this agreement as set forth in Section 20 below (the "Consulting Period"). This period may be extended by a written agreement signed by the Chairman of the Board of Micrus and me. During the Consulting Period, I agree to make myself available to Micrus management to transfer my former duties and responsibilities, including, but not limited to, assisting with vendor and customer relations issues, and other matters as reasonably requested by Micrus management. During the Consulting Period, I shall be paid on a monthly basis at my final salary rate, less applicable taxes and withholdings. The Consulting Period and the payments to be made hereunder will not begin until after this Agreement becomes enforceable and effective. Although I am free to search for alternate employment during the Consulting Period, I agree that I will not consult for any other employer, entity, or individual during the Consulting Period, and agree that I will devote my time during the Consulting Period exclusively to Micrus;

   (b) COBRA REIMBURSEMENT PAYMENTS. As further consideration for the promises I have made in this Agreement, Micrus agrees to reimburse me for the cost of my COBRA payments up to a maximum of nine hundred dollars per month ($900). I
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   understand that these payments (the "COBRA Payments") are intended to reimburse me for the monthly cost under COBRA of continuing my medical and dental coverage at my final employee benefit level. Micrus agrees to pay the COBRA Payments throughout the Consulting Period. In the event I have not obtained alternate employment following the conclusion of the Consulting Period, Micrus agrees to continue the COBRA Payments for a period of another two (2) months, but under no circumstances, for longer than a total of six
   (6) months. However, Micrus will have no obligation to reimburse me or to continue the COBRA payments if I do not elect COBRA benefits or become eligible for benefits under another benefit plan. I understand that if I become eligible for benefits under another plan before the six-month period expires, I am required to notify Micrus within five (5) business days. At the conclusion of the six-month period, provided I have not become eligible for benefits under another benefit plan, I understand that Micrus's obligation to pay for my COBRA benefits will expire, and that if I wish to continue COBRA coverage, it will be my responsibility to pay for such coverage. I understand that Micrus has or will send information to me about my COBRA rights under separate cover and that nothing in this paragraph, or in this Agreement, obligates Micrus to enroll me in COBRA or to otherwise take steps to ensure that I receive COBRA benefits as it is my responsibility to take all steps necessary to enroll in COBRA.

   (c) VESTING OF STOCK OPTIONS. In further consideration of the promises I have made in this Agreement, Micrus also agrees to permit me to continue to vest all stock options granted to me during the Consulting Period. According to Company records and the stock option grants provided to me, as of November 9, 2004, I have the option to purchase 156,083 shares of Micrus common stock in which I have vested under the terms of Micrus's Stock Option Plan. I understand that I will have until three months after the date that I no longer provide services to the Company to exercise these options.

   (d) CONSIDERATION CONTINGENT ON EXECUTION. I understand and agree that the consideration described in subparagraphs (a) through (c) above is contingent upon my execution of this Agreement. If I fail to return this Agreement within the time period provided or I revoke it within the period specified below, I will no longer be eligible for the consideration described in subparagraphs (a) through (c).

3. PAYMENT OF ATTORNEYS' FEES: In the event I am required to retain counsel in connection with the Department of Justice's ("DOJ") ongoing investigation of the Company and its practices, Micrus agrees to indemnify me for all costs and attorneys' fees reasonably incurred in connection with this matter as required under Company's Indemnification Agreement.

4. RELEASE OF CLAIMS: In exchange for the promises contained in this Agreement and to the fullest extent permitted by law, I hereby waive, release and fully discharge, and


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   agree not to pursue, any and all claims, claims for relief and/or causes of action I have or may have as of the date I sign this Agreement against Micrus, and/or any of its or their current or former, affiliates, subsidiaries, predecessors or successors, and/or any of the current or former, officers, directors, shareholders, employees, attorneys, employee benefit plans, agents or representatives, successors or assigns of the foregoing entities ("Released Parties"), arising out of and/or in any way connected with my employment relationship, and/or the termination of that employment relationship, and/or with respect to any other claim, matter, or event arising prior to the time I execute this Agreement. I recognize and agree that such released claims, claims for relief, and/or causes of action include, but are not limited to, claims for age discrimination under the federal Age Discrimination in Employment Act, as well as claims under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Racketeer Influenced and Corrupt Organizations Act, the Worker's Adjustment and Retraining Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the federal Family and Medical Leave Act, the Fair Labor Standards Act, the federal Equal Pay Act, the California Fair Employment and Housing Act, the California Labor Code, the California Business and Professions Code, the California Family Rights Act, and all other laws, whether foreign, federal, state or local of any jurisdiction. I understand that this Agreement does not waive rights or claims that may arise after I have executed it nor does it prohibit me from filing, or waive my right to file, a charge or complaint with the EEOC or any similar state agency or from participating in any investigation or proceeding conducted by the EEOC or such other agency, and nothing in this Agreement penalizes, imposes any condition or adversely limits my right to do so.

5. CIVIL CODE SECTION 1542 WAIVER. As further consideration for the promises contained in this Agreement, I expressly agree to waive all rights under
   Section 1542 of the California Civil Code which provides:

   A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

   I also agree that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as those that are now disclosed which arose prior to my execution of this Release.

6. NO OTHER CLAIMS. As further consideration and inducement for this Agreement, I agree and represent that I have not filed or otherwise pursued any charges, complaints or claims of any nature against Micrus or any Released Party with any


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   local or federal government agency or court with respect to any matter covered by this Agreement and, to the extent permitted by law, I will not do so in the future.

7. NO OTHER MONIES OWED. I also acknowledge and agree that as of the Termination Date, I have been paid all accrued salary and vacation or PTO and that no other compensation is due and owing to me.

8. VOTING OF CAPITAL STOCK. In exchange for the promises contained in this Agreement, I agree to vote and act with respect to any shares of Common Stock I may hold upon exercise of any options to purchase Common Stock of the Company as follows:

   (a) If, at any time after the termination of my employment with the Company, the Company's Board of Directors and holders of a majority of the then outstanding shares of Preferred Stock of the Company (the "Proposing Holders") approve any matter, to include, without limitation, any equity grant, financing, merger, sale of assets or other item or transaction of any sort, (a "Matter"), then the I shall (i) execute consents and appear in person or by proxy at each annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote all of the shares of the Company's capital stock owned by me or with respect to which I exercise voting or dispositive authority, either in person or by proxy, at such annual or special meeting in favor of the Matter and otherwise in a manner so as to be consistent and not conflict with, and to implement, the terms of this
   Section 8; (ii) waive any dissenters' rights, appraisal rights or similar rights in connection with such Matter; and (iii) if such Matter is a sale of the capital stock of the Company,I will agree to sell all shares of the Company's capital stock held by me or with respect to which I exercise dispositive authority on the terms and conditions contemplated by the Matter. I will take all reasonably necessary and desirable actions approved by the Proposing Holders in connection with the consummation of such Matter, including executing such consents, agreements and instruments and taking such other actions as may be necessary to effect the consummation of such Matter.

   (b) In the event that I fail to consent or vote the shares I am entitled to vote in the manner set forth above, I shall be deemed immediately upon the existence of such breach to have granted the Proposing Holders a proxy to its shares to ensure that such shares will be voted as set forth above. I acknowledge that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed.

   (c) I will not grant any proxy or enter into or agree to be bound by any voting trust with respect to the shares held by me or over which I have voting or dispositive authority nor shall I enter into any stockholder agreements or arrangements of any kind with any person with respect to their shares inconsistent with the provisions of this Agreement. I will not act, for any reason, as a member of a group or in concert


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   with any other persons in connection with the acquisition, disposition or voting of shares of the Company's capital stock in any manner which is inconsistent with the provisions of this Agreement.

9. BINDING ON SUCCESSORS AND HEIRS. I agree that I have executed this Agreement on my own behalf and on behalf of any heirs, administrators, representatives, attorneys, executors, successors, and assigns ("My Successors") that I now have or will have in the future and that my agreement to waive and release all known and unknown claims against Micrus binds me and My Successors.

10.RETURN OF MICRUS PROPERTY. I further represent and agree that within 5 business days of the conclusion of the Consulting Period, I have or will have returned to Micrus all equipment, business records and/or other property belonging to it which has been or is in my care, custody, possession or control. To the extent that I have any travel or other business expenses which have not yet been submitted for approval, I understand and agree that I must submit documentation to claim those expenses before the conclusion of the Consulting Period or within 5 business days thereafter.

11.CONTINUING OBLIGATION TO PROTECT CONFIDENTIAL INFORMATION: I understand and agree that notwithstanding the termination of my employment, I am still bound by the terms of the Micrus Proprietary Information Agreement and agree to comply with my obligations thereunder to protect the Company's confidential and/or proprietary information.

12.CONFIDENTIALITY OF AGREEMENT TERMS: I agree that the terms and conditions of this Agreement and any and all actions by Micrus in accordance therewith, are strictly confidential and, with the exception of my counsel, tax advisor, immediate family, or as required by applicable law or the DOJ, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Micrus, without prior written approval of Micrus. I agree to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

13.FUTURE COOPERATION: I also agree that following the conclusion of the Consulting Period, I agree to make myself available to Micrus employees who may from time to time contact me to obtain information about the status of various projects or other issues about which I may have knowledge. I agree to cooperate with any reasonable inquiry from company personnel and to use my best efforts in responding to such queries from Micrus.

14.NO ADMISSION OF LIABILITY. I specifically understand and agree that by entering into this Agreement, Micrus and all others released by this Agreement do not admit any liability whatsoever to me or to any other person arising out of any claims heretofore


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   or hereafter asserted by me and Micrus, for itself and all others released by this Agreement expressly denies any and all such liability.

15.ADEQUACY OF CONSIDERATION. I agree and acknowledge that the payments and benefits described in Paragraph 2 ("Consideration") constitute consideration for this Agreement and its release and waiver of claims, and are benefits to which I would not have otherwise been entitled had I not signed this Agreement.

16.SEVERABILITY. Should any of the provisions of this Agreement be deemed illegal or incomplete or rendered invalid by a court or government agency of competent jurisdiction, or should I fail to fulfill my obligations under it, the remainder of this Agreement, including my agreement to waive all other claims and rights against Micrus, shall, at Micrus's sole option, to the extent permitted by applicable law, remain in full force and effect.

17.INTERPRETATION AND GOVERNING LAW. I further agree that this Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or Micrus or any of the Released Parties. I also agree that the laws of California, without regard to and excluding its choice of law provisions, shall govern the validity and interpretation of this Agreement.

18.CONSULT WITH AN ATTORNEY: Micrus advises me to consult with an attorney about the terms and effect of this Agreement. By signing this Agreement, I confirm that I have been given the opportunity to discuss it with the attorney of my choice.

19.CONSEQUENCES OF BREACH OF THIS AGREEMENT. In the event I breach this
   Agreement, or I otherwise seek to bring a claim that is waived or released by this Agreement, I agree that Micrus will be entitled to recover and obtain all relief provided by law or in equity, including the right to recover its attorney's fees and costs incurred in defending against any claim brought in violation of this Agreement.

20.TIME TO REVIEW AND SIGN AGREEMENT: By my signature below, I acknowledge and agree that I have been given the opportunity to review and consider this Agreement for twenty-one (21) days from the date I received it. I also understand that I may revoke this Agreement within seven days after I sign it by notifying the Chairman of the Board of Micrus in writing. I also understand that this Agreement is not effective or enforceable and the consideration described herein will not be payable until after this seven-day revocation period expires. Further, I understand that if I revoke this Agreement, I will no longer be eligible for the Consideration described in Paragraph 2 of this Agreement.

21.VOLUNTARY RELEASE OF CLAIMS: By signing this Agreement, I confirm that I have been given the opportunity to discuss it with the attorney of my choice. I also acknowledge that I have read and fully understand the terms, nature, and effect of this Agreement


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   and its release of claims and that I have executed it voluntarily, free of any duress or coercion, and in so doing, I have not relied on any promise, representation, or inducement other than those contained in this Agreement.

22.ENTIRE AGREEMENT: This Agreement represents the full and complete agreement between me and Micrus regarding its subject matter, and supersedes all prior or contemporaneous oral or written agreements or understandings between the parties concerning those subjects. This Agreement cannot be changed except in a writing signed both by me and the Chairman of the Board of Micrus Corporation.


      ACKNOWLEDGED AND AGREED:

      Name  HERBERT H. MERTENS

      Signature /s/ HERBERT H. MERTENS
                ---------------------------------
      Date November 11, 2004

      MICRUS CORPORATION

      By MICHAEL R. HENSON
         ----------------------------------
            Its Chairman

      Date November 9, 2004